UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 8, 2004 Commission File Number 0-24395

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive Brisbane, California 94005 (Address of principal executive offices) Telephone: (415) 715-3900

Item 7. Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated April 8, 2004.

Item 12.  Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On April 8, 2004, bebe stores, inc. issued a press release announcing its March 2004 sales and updated third quarter guidance.

The press release relating to the March 2004 sales and updated third quarter guidance is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated April 8, 2004 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1

Contact: Walter Parks
                Chief Financial Officer
                bebe stores, inc.
                (415) 715-3900

bebe stores, inc. Announces March 2004 Sales;
Same Store Sales Increase 20.5%
Updates Third Quarter Guidance

BRISBANE, CALIF. – April 8, 2004 – bebe stores, inc. (Nasdaq: BEBE) today reported retail sales of $30.4 million for the month ended March 31, 2004, an increase of 22.1% compared to sales of $24.9 million for the month ended March 31, 2003.

Same store sales for March increased 20.5% over the comparable period of fiscal 2003. Prior year same store sales decreased 10.5% for March 2003.

Net sales for the third quarter of fiscal 2004 were $82.0 million, up 19.2% from $68.8 million reported for the third quarter a year ago. Same store sales for the quarter increased 16.7% compared to a decrease of 11.0% in the prior year.

Retail sales for the nine months ended March 31, 2004 were $276.7 million compared to $240.7 million for the corresponding period of the prior year, an increase of 15.0%. Comparable store sales for the nine months ended March 31, 2004 increased 9.7% compared to a decrease of 9.6% in the corresponding period of the prior year.

Based on quarter to date results, we currently anticipate earnings per share for the third quarter to be in the range of $0.16 to $0.19 per share, an increase from previous guidance in the range of $0.11 to $0.14 per share. The increase in earnings is attributed to higher comparable store sales, improved merchandise margins, and favorable leverage in occupancy and selling, general and administrative expenses.

bebe stores, inc. provides additional information on a recorded message. Interested parties are invited to listen to the message by calling 1-877-232-3757.

bebe stores, inc. will host a conference call on Thursday, April 22, 2004 at 9:30 A.M. Pacific Time to discuss third quarter results. Interested parties are invited to listen to the conference by calling (888) 241-2232. A replay of the call will be available for approximately one week by calling (800) 642-1687 and using the passcode “4811664". A link to the audio replay will be available on our web site at www.bebe.com following the conference call.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe and BEBE SPORT brand names. bebe currently operates 191 stores, of which 173 are bebe stores and 18 are BEBE SPORT stores. These stores are located in the United States and Canada. In addition, we have an online store at www.bebe.com.

The statements in this news release and on our recorded message, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

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